Exhibit 99.1

Uranium Resources, Inc. Announces Restatement of 2003 and 2004 Financial Results and
Restatement of First Quarter 2005 Financial Results

LEWISVILLE, TEXAS—(BUSINESS WIRE)—July 28, 2005—Uranium Resources, Inc. (OTCBB: URIX) announced it filed today, with the Securities and Exchange Commission (SEC), its Second Amended Annual Report on Form 10-KSB for the year ended December 31, 2004.  The Company’s Second Amended Annual Report contains a restatement of the Company’s financial statements for the years ended December 31, 2004, and December 31, 2003.  In addition to the Second Amended Annual Report, the Company also filed a restatement of its financial statements for the first quarter ended March 31, 2005 on Form 10-QSB/A.  The restatements do not affect the Company’s cash flows or cash positions during those periods.

The Company stated that the financial statements previously included in the First Quarter 10-QSB and the 10-KSB/A filed April 26, 2005 should no longer be relied upon.  Rather, investors should rely on the restated financial results as filed today.

The Company has restated financial results for these periods because the Company has concluded that under Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”), its two long-term sales contracts meet the definition of derivative financial instruments and should be recorded on the balance sheet at fair value.  The Company is restating the appropriate financial statements today to reflect the foregoing.

Net Impact of Restatement

The Company has determined that at December 31, 2003, its long-term sales contracts met the definition of derivative financial instruments for financial statement reporting purposes, and as of such date, should be recorded on the balance sheet at fair value.  Changes in the fair value of such derivatives recorded on the balance sheet are recorded in the consolidated statements of operations and represent non-cash charges to operations for the present value of the loss the Company would incur in the event it would be required to purchase uranium in the spot market to satisfy the deliveries under both of the long-term sales contracts.

The initial liability recorded on the balance sheet at December 31, 2003 represents the estimated difference between the contracted sales price and the price to purchase the quantities the Company is obligated to deliver under each of its uranium sales contracts, present valued to the balance sheet date.  The current portion of the unrealized loss on derivatives represents such price difference for those deliveries scheduled within the next year.  Factors such as changes in uranium market prices, amendments to the delivery terms or prices, the physical delivery under the contracts of produced uranium and others will impact the amount of the liability.  As deliveries are made from the Company’s mine production, the amount of the liability will be reduced and a corresponding increase to earnings will result.  Changes in uranium prices would increase the liability related to the estimated cost of purchasing sufficient material to deliver under these contracts in the future and would result in a charge to earnings in the period of such rising prices.  A decrease in future uranium prices would reduce the liability and result in a positive earnings impact in the period of falling prices.

Management applies significant judgment in estimating the fair value of instruments that are highly sensitive to assumptions regarding uranium prices and market volatilities.  Variations in these factors could materially affect amounts credited or charged to operations to reflect the changes in fair market value of derivatives.

Previously reported and restated numbers are included below for comprehensive purposes to help investors better understand the Company’s performance as compared to past periods.

The impact of such restatement to the financial statements at December 31, 2004 is:

	As Originally Presented	As Restated

Consolidated Balance Sheet
Liabilities and Shareholders Equity (Deficit)

Unrealized loss on derivatives, current portion	$—	$4,406,134
Total current liabilities	$2,036,522	$6,442,656
Unrealized loss on derivatives, net of current portion	$—	$11,439,976
Accumulated deficit	$(60,102,822)	$(75,948,932)
Total shareholders equity (deficit)	$553,414	$(15,292,696)

Consolidated Statement of Operations

Unrealized loss on derivatives	$—	$13,111,772
Total cost of uranium sales	$1,814,272	$14,926,044
Loss from operations before corporate expenses	$(804,989)	$(13,916,761)
Loss from operations	$(2,811,416)	$(15,923,188)
Loss before accounting change	$(2,752,984)	$(15,864,756)
Net loss	$(2,752,984)	$(15,864,756)

Loss before accounting change per common share:
Basic and Fully Diluted	$(0.02)	$(0.14)
Net loss per common share:
Basic and Fully Diluted	$(0.02)	$(0.14)

Consolidated Statement of Shareholders Equity (Deficit)
Accumulated Deficit

Net Loss	$(2,752,984)	$(15,864,756)
Accumulated deficit	$(60,102,822)	$(75,948,932)

Consolidated Statement of Cash Flows

Net loss	$(2,752,984)	$(15,864,756)
Unrealized loss on derivatives	$—	$13,111,772

The impact of such restatement to the financial statements at December 31, 2003 is:

	As Originally Presented		As Restated
Consolidated Balance Sheet
Liabilities and Shareholders Equity (Deficit)

Unrealized loss on derivatives, net of current portion		$—	$2,734,338
Accumulated deficit		$(57,349,838)	$(60,084,176)
Total shareholders equity (deficit)		$(4,065,792)	$(6,800,130)

Consolidated Statement of Operations

Unrealized loss on derivatives		$—	$2,734,338
Total cost of uranium sales		$1,137,551	$3,871,889
Loss from operations before corporate expenses		$(1,137,551)	$(3,871,889)
Loss from operations		$(2,021,255)	$(4,755,593)
Loss before accounting change		$(1,776,941)	$(4,511,279)
Net loss		$(329,871)	$(3,064,209)

Loss before accounting change per common share:
Basic and Fully Diluted		$(0.02)	$(0.06)
Net loss per common share:
Basic and Fully Diluted		$(0.00)	$(0.04)

Consolidated Statement of Shareholders Equity (Deficit)
Accumulated Deficit

Net loss		$(329,871)	$(3,064,209)
Accumulated deficit		$(57,349,838)	$(60,084,176)

Consolidated Statement of Cash Flows

Net loss		$(329,871)	$(3,064,209)
Unrealized loss on derivatives	$		$2,734,338

The impact of such restatement to the financial statements at March 31, 2005 is:

	As Originally Presented	As Restated
Consolidated Balance Sheet
Liabilities and Shareholders’ Equity (Deficit)

Unrealized loss on derivatives, current portion	$—	$4,415,600
Total current liabilities	$2,869,947	$7,015,547

Unrealized loss on derivatives, net of current portion	$—	$14,129,076

Deferred income taxes	$14,000	$—

Accumulated deficit	$(60,046,245)	$(78,306,921)
Total shareholders’ equity (deficit)	$654,991	$(17,605,685)

Consolidated Statement of Operations

Unrealized loss on derivatives	$—	$2,428,566

Total cost of uranium sales	$1,130,195	$3,558,761
Earnings (loss) from operations before corporate expenses	$576,266	$(1,852,300)
Earnings (loss) from operations	$52,847	$(2,375,719)
Net earnings (loss) before income taxes	$70,577	$(2,357,989)
Deferred income tax expense	$14,000	$—
Net earnings (loss)	$56,577	$(2,357,989)

Net earnings (loss) per common share:
Basic and Fully Diluted	$0.00	$(0.02)

Consolidated Statement of Cash Flows

Net earnings (loss)	$56,577	$(2,357,989)
Unrealized loss on derivatives	$—	$2,428,566

Management’s Assessment of Company’s Internal Controls

The principal executive and principal financial officers of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures for the periods described above and have concluded that the disclosure controls and procedures were adequate and effective based upon their evaluation date, with the exception of a weakness in awareness of proper GAAP accounting for FAS 133 which resulted in restatement of the Company’s financial statements for the years ended December 31, 2004 and December 31, 2003, and the quarter ended March 31, 2005.  The Company intends to work more diligently to assure that errors of this type do not recur in the future.